SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K



               Pursuant to Section 13, or 15(d) of the  Securities  Exchange Act
              of 1934 Date of Report (Date of earliest
                          event reported) June 21, 1996





                             WESTPORT BANCORP, INC.
                             ----------------------
             (Exact name of registrant as specified in its charter)


      Delaware                    0-12936               06-1094350
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   (State or other            (Commission File Number)    (IRS Employer
    jurisdiction of                                      Identification No.)
    incorporation)


87 Post Road East, Westport, Connecticut                              06880
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(Address of principal executive office)                             (Zip Code)

Registrant's telephone number, including area code:  (203) 222-6911
                                                     --------------


                                 Not Applicable
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(Former name or former address, if changed since last report)

Item 1.           Changes in Control of Registrant.
                  ---------------------------------



         On June 21, 1996, Westport Bancorp, Inc. (the "Company") entered into an Agreement and Plan of Merger (the "Agreement") by and among HUBCO, Inc. ("HUBCO"), the Company and The Westport Bank & Trust Company (the "Bank"). Pursuant to the Agreement, at the Effective Time (as defined in the Agreement), the Company shall be merged with and into HUBCO (the "Merger") and HUBCO shall be the surviving corporation. At HUBCO's option, at the Effective Time, and simultaneously with the Merger, the Bank shall be merged (the "Bank Merger") with HUBCO's principal Connecticut bank subsidiary (the "Connecticut Bank" or the "Surviving Bank").

         Pursuant to the Agreement, in the Merger, each share of common stock, $.01 par value, of the Company ("WBI Common Stock"), issued and outstanding immediately prior to the Effective Time (other than dissenting shares and excluding treasury shares and shares held by HUBCO) shall be converted at the Effective Time into the right to receive 0.3225 of a share of common stock, no par value, of HUBCO ("HUBCO Common Stock"). Each share of Series A Convertible Preferred Stock, $.01 par value, of the Company ("WBI Preferred Stock"), issued and outstanding immediately prior to the Effective Time (excluding treasury shares, shares held by HUBCO and dissenting shares) shall be converted at the Effective Time into the right to receive one share of a newly created series of HUBCO preferred stock having terms substantially identical to those set forth on
Exhibit 2.1(a) to the Agreement. Cash shall be paid in lieu of fractional shares of HUBCO Common Stock.

         Stock options which, as of the Effective Time, are outstanding and fully vested and exercisable as to all of the shares of WBI Common Stock that are subject to such option (including options that became exercisable as a result of the transactions contemplated by the Agreement) (each a "Vested Stock Option") shall be converted at the Effective Time into HUBCO Common Stock to the extent permitted under the plans and agreements under which such Vested Stock Options were granted (each Vested Stock Option so converted, a "Converting Stock Option"). Each stock option outstanding at the Effective Time (i) which is not a Vested Stock Option or (ii) which is a Vested Stock Option and which is not a Converting Stock Option shall be converted into an option to purchase HUBCO Common Stock. At the Effective Time, each warrant to purchase shares of WBI Common Stock which is outstanding at the Effective Time shall be converted into a like warrant to purchase HUBCO Common Stock.

         The Agreement provides that two nominees, designated by the Company and acceptable to HUBCO (which persons shall be Michael H. Flynn and David A. Rosow, unless HUBCO and the Company shall agree in writing to the contrary), shall be duly appointed by the Board of Directors of HUBCO to HUBCO's Board of Directors effective at the Effective Time. Provision shall have been made such that three nominees, designated by the Company and acceptable to HUBCO (which persons shall include Michael H. Flynn and David A. Rosow, unless HUBCO and the Company agree in writing to the contrary) and one person designated by Josiah T. Austin and acceptable to HUBCO each shall have been appointed as directors of the Surviving Bank (or shall continue as directors of the Bank if the Bank Merger is not consummated at the Effective Time). HUBCO also shall cause Michael
H. Flynn to be elected President of the Connecticut Bank and David A. Rosow to be appointed Chairman of the Executive Committee of the HUBCO Board of Directors.

         The Agreement is attached as Exhibit 2 hereto, and incorporated by reference herein.





Item 7.           Financial Statements and Exhibits.
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                  c.  Exhibits
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                           Exhibit No.              Description
                           -----------              -----------

                                2           Agreement and Plan of Merger